As filed with the Securities and Exchange Commission on December 16, 2009

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDSOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	6021	72-1020809
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

102 Versailles Boulevard

Lafayette, Louisiana 70501

(337) 237-8343

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C. R. Cloutier

President and Chief Executive Officer

MidSouth Bancorp, Inc.

P.O. Box 3745

Lafayette, Louisiana 70502

(337) 237-8343

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Thomas O. Powell, Esq. Patrick W. Macken, Esq. Troutman Sanders LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308 (404) 885-3000	Neil E. Grayson, Esq. John M. Jennings, Esq. Nelson Mullins Riley & Scarborough LLP 104 S. Main Street Suite 900 Greenville, South Carolina 29601 (864) 250-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ Registration No. 333-163361.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.10 par value per share	—	—	$5,088,750	$284

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
(2)	The Registrant previously registered an aggregate offering price of $34,500,000 on a Registration Statement on Form S-1 (File No. 333-163361), for which a filing fee of $1,926 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

Explanatory Note

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.

This Registration Statement relates to the registration statement on Form S-1 (File No. 333-163361) (the “Prior Registration Statement”) filed by the Registrant on November 25, 2009, as amended by Amendment No. 1 filed by the Registrant on December 8, 2009 and declared effective on December 16, 2009 by the Commission, and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $5,088,750. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on December 16, 2009.

MIDSOUTH BANCORP, INC.

By:	/S/ C.R. CLOUTIER
C.R. Cloutier, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ C.R. CLOUTIER C.R. Cloutier	President, Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2009

/S/ JAMES R. MCLEMORE, JR. James R. McLemore, Jr.	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2009

* Karen L. Hail	Chief Operating Officer, Senior Executive Vice President, Secretary/Treasurer and Director	December 16, 2009

/S/ TERI S. STELLY Teri S. Stelly	Senior Vice President and Controller (Principal Accounting Officer)	December 16, 2009

* Will Charbonnet, Sr.	Director	December 16, 2009

* James R. Davis, Jr.	Director	December 16, 2009

* J.B. Hargroder, M.D.	Director	December 16, 2009

* Clayton Paul Hilliard	Director	December 16, 2009

* Milton B. Kidd, III, O.D.	Director	December 16, 2009

* Timothy J. Lemoine	Director	December 16, 2009

	* R. Glenn Pumpelly	Director	December 16, 2009

	* William M. Simmons	Director	December 16, 2009

	* Joseph V. Tortorice, Jr.	Director	December 16, 2009

* By:	/S/ C.R. CLOUTIER
C.R. Cloutier Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5.1).

24.1	Power of Attorney(1)

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-163361) filed by the Registrant with the Commission on November 25, 2009 and incorporated herein by reference.